Exhibit 3.3

CERTIFICATE OF FORMATION

OF

ARTEMIS MERGER SUB II LLC

This Certificate of Formation, dated April 29, 2024, has been duly executed and is filed pursuant to Sections 18-201 and 18-204 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company (the “Company”) under the Act.

1. Name. The name of the Company is:

Artemis Merger Sub II LLC

2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 18-104 of the Act is:

Maples Fiduciary Services (Delaware) Inc.

4001 Kennett Pike, Suite 302

Wilmington, Delaware 19807

The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

Maples Fiduciary Services (Delaware) Inc.

4001 Kennett Pike, Suite 302

Wilmington, Delaware 19807

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the date first written above.

By:	/s/ Bo Shi
Name:	Bo Shi
Title:	Authorized Person

SIGNATURE PAGE TO

CERTIFICATE OF FORMATION OF

ARTEMIS MERGER SUB II LLC